Exhibit 99.1

Contact:	Carl D. Mautz
Chief Financial Officer
Watson Wyatt
(202) 715-7056

WATSON WYATT & COMPANY HOLDINGS REPORTS RESULTS FOR THIRD
QUARTER OF FISCAL YEAR 2005

WASHINGTON DC, May 5, 2005 — Watson Wyatt & Company Holdings (NYSE: WW), a leading international human capital consulting firm, today announced financial results for the third quarter of fiscal year 2005, which ended on March 31, 2005.

Revenues were $187.6 million for the quarter, as compared to $180.7 million in the prior-year third quarter.  Revenues for the quarter increased 4% largely due to new clients in the retirement and health care practices, double-digit growth in the human capital consulting group and higher reimbursable expenses.  Third-quarter income from continuing operations was $14.3 million, or $0.44 per diluted share, as compared to $14.0 million or $0.42 per diluted share in the third quarter of last year.  Income from continuing operations of $14.3 million included a $2.2 million settlement related to a closed German joint venture and a $1.3 million loss in affiliate income related to the company’s captive insurance company, PCIC.  These two expenses were partially offset by a $1.4 million gain on a currency forward contract.

“The marketplace is responding favorably to our messages around health care cost control, new compensation strategies and selective outsourcing, resulting in continued revenue growth,” said John Haley, president and chief executive officer.  “We are also looking forward to finalizing our business combination with Watson Wyatt LLP, which will further strengthen our global position.”

As of March 31, 2005, the company had cash and cash equivalents of $126.5 million.  During the quarter the company contributed $10 million to its U.S. qualified pension plan and made a $2.4 million dividend payment.

Quarterly Segment Highlights

•                  Benefits Group revenues (representing 61% of total third-quarter revenues) were $114.5 million, up 4% from $110.0 million in the prior-year third quarter.   The increase was largely due to strong growth in health care, as well as new client work in the retirement practice.

•                  Technology Solutions Group revenues (representing 9% of total third-quarter revenues) were

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$17.0 million, versus prior-year third-quarter revenues of $20.3 million, which is consistent with expectations.  However, this decrease includes time spent customizing administration systems.  Related revenues will be recognized as these systems go into service.   Fourth-quarter revenue growth is still expected, and the pipeline remains strong.

•                  Human Capital Group revenues (representing 8% of total third-quarter revenues) totaled $14.6 million in the third quarter, up 26% over the prior-year third quarter.  The revenue increase continues to be driven by strong demand for executive compensation work and by project work related to strategic rewards.

Outlook for Fiscal Year 2005

For the fourth quarter of fiscal year 2005, the company expects revenue to grow 4% to 6%, largely due to continued growth in new client revenues for retirement, additional project work for the health care practice and the continuing growth trend in the human capital consulting business.  Technology Solutions Group revenues are also expected to grow in the fourth quarter on year-over-year comparison, reflecting the group’s new business model for the first time in both periods. The company changed its business model in the fourth quarter of fiscal 2004, whereby no revenue is recognized related to the customization of administration systems.  The company expects fully diluted earnings per share to be in the range of $0.43 to $0.45 for the fourth quarter of fiscal year 2005.

For fiscal year 2005, the company is expecting revenue growth overall of 3% to 5% and fully diluted earnings per share from continuing operations in the range of $1.63 to $1.65.

Conference Call

The company will host a live webcast and conference call that can be accessed via the Internet on Thursday, May 5, 2005, to discuss the financial results for the third quarter of fiscal year 2005.  It will begin at 9:00 a.m. Eastern Time.  A replay of the webcast will be available two hours after the live call for a period of one year.  To access the live webcast or replay, visit www.watsonwyatt.com, www.streetevents.com, or www.earnings.com.

Additional Information

On May 4, 2005, Watson Wyatt & Company Holdings filed with the Securities and Exchange

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Commission (the “SEC”) a registration statement on Form S-4 that includes a proxy statement/prospectus and other relevant documents concerning the proposed transaction.  YOU ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION REGARDING THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT WATSON WYATT & COMPANY HOLDINGS, WATSON WYATT LLP AND THE PROPOSED TRANSACTION.  The proxy statement/prospectus and the other documents filed with Commission may be obtained free of charge at the Commission’s website, www.sec.gov.  In addition, you may obtain free copies of the proxy statement/prospectus and the other documents filed by Watson Wyatt & Company Holdings with the Commission by requesting them in writing from Watson Wyatt & Company Holdings, 1717 H Street, NW, Washington, DC 20006 Attention: Investor Relations, or by telephone at 202-715-7000.

Watson Wyatt & Company Holdings and its directors and executive officers may be deemed under the rules of the Commission to be participants in the solicitation of proxies from the stockholders of Watson Wyatt & Company Holdings.  A list of the names of those directors and executive officers and descriptions of their interests in Watson Wyatt & Company Holdings is contained in the proxy statement/prospectus, which constitutes a part of the registration statement on Form S-4 filed by Watson Wyatt & Company Holdings with the Commission, as amended from time to time.  Stockholders may obtain additional information about the interest of the directors and executive officers in the proposed transaction by reading the proxy statement/prospectus.

Forward-Looking Statements

Statements in this press release regarding projections and expectations of future earnings, revenues, operations, business trends and other such items are forward-looking statements.  A number of risks and uncertainties exist which could cause actual results to differ materially from the results reflected in these forward-looking statements.  Such factors include but are not limited to our ability to complete the acquisition of Watson Wyatt LLP, integrate its business into our own business, processes and systems, and achieve the anticipated results; our continued ability to recruit and retain qualified associates; the success of our marketing, client development and sales programs after the acquisition; our ability to maintain client relationships and to attract new clients after the acquisition; declines in demand for our services as a result of increased use of defined contribution plans rather than defined benefit plans; outcomes of litigation; the ability of the company to obtain professional liability insurance; a significant

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decrease in the demand for the consulting, actuarial and other services we offer as a result of changing economic conditions or other factors; actions by competitors offering human resources consulting services, including public accounting and consulting firms, technology consulting firms and Internet/intranet development firms; our ability to achieve cost reductions after the acquisition; foreign currency exchange and interest rate fluctuations; exposure to Watson Wyatt LLP liabilities that have not been expressly assumed; general economic and business conditions that adversely affect us or our clients after the acquisition; the level of capital resources required for future acquisitions; regulatory, legislative and technological developments that may affect the demand for or costs of our services and other factors discussed under “Risk Factors” in the company’s Annual Report on Form 10-K dated August 17, 2004, and the registration statement on Form S-4 filed on May 4, 2005, as amended from time to time, both of which are on file with the Securities and Exchange Commission.  These statements are based on assumptions that may not come true.  All forward-looking disclosure is speculative by its nature.  The company undertakes no obligation to update any of the forward-looking information included in this report, whether as a result of new information, future events, changed expectations or otherwise.

About Watson Wyatt

Watson Wyatt is an international human capital consulting firm that provides services in the areas of employee benefits, human capital strategies and related technology solutions.  The firm is headquartered in Washington, D.C., and has 3,700 associates in 60 offices in the Americas and Asia-Pacific.  Together with Watson Wyatt LLP, a leading Europe-based consulting partnership, the firm operates globally as Watson Wyatt Worldwide.  Watson Wyatt Worldwide has approximately 5,800 associates in 88 offices in 31 countries.

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WATSON WYATT & COMPANY HOLDINGS

Consolidated Statements of Operations

(Thousands of U.S. Dollars, Except Per Share Data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Revenue	$187,560	$180,655	$538,800	$521,991

Costs of providing services:
Salaries and employee benefits	101,730	100,231	294,000	299,678
Professional and subcontracted services	13,795	11,618	37,318	33,317
Occupancy, communications and other	27,110	28,422	79,111	77,861
General and administrative expenses	18,764	15,269	55,133	45,860
Depreciation and amortization	5,161	4,091	14,654	14,138
	166,560	159,631	480,216	470,854

Income from operations	21,000	21,024	58,584	51,137

Income from affiliates	889	2,261	5,819	5,099
Interest income, net	617	20	1,479	404
Other non-operating income	(1,181)	45	(1,209)	6,197

Income from continuing operations before income taxes	21,325	23,350	64,673	62,837
Provision for income taxes	6,985	9,374	25,527	25,562

Income from continuing operations	14,340	13,976	39,146	37,275

Discontinued operations:

Adjustment to reduce estimated loss on disposal of discontinued operations, less applicable tax expense for the three and nine months ended March 31, 2005 and March 31, 2004	739	592	739	592

Sublease income from discontinued operations, less applicable income tax expense for the three and nine months ended March 31, 2005 and March 31, 2004	9	21	17	47

Net income	$15,088	$14,589	$39,902	$37,914

Basic earnings per share:
Income from continuing operations	$0.44	$0.42	$1.20	$1.13
Income from discontinued operations	0.02	0.02	0.02	0.02
Net income	$0.46	$0.44	$1.22	$1.15

Diluted earnings per share:
Income from continuing operations	$0.44	$0.42	$1.19	$1.12
Income from discontinued operations	0.02	0.02	0.02	0.02
Net income	$0.46	$0.44	$1.21	$1.14

Weighted average shares of common stock, basic (000)	32,647	32,968	32,507	33,064
Weighted average shares of common stock, diluted (000)	32,936	33,288	32,814	33,401

WATSON WYATT & COMPANY HOLDINGS

Supplemental Segment Data

(Thousands of U.S. Dollars)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Revenue (net of reimbursable expenses)
Benefits Group	$114,488	$110,029	$319,208	$312,325
Technology Solutions Group	17,030	20,258	53,785	62,398
Human Capital Group	14,633	11,639	41,998	33,427
International	22,190	22,088	65,487	60,420
Other	9,082	9,562	31,811	32,197
Total segment revenue	177,423	173,576	512,289	500,767
Reimbursable expenses and other	10,137	7,079	26,511	21,224
Consolidated revenue	$187,560	$180,655	$538,800	$521,991

Net operating income
Benefits Group	$24,829	$26,541	$63,906	$65,304
Technology Solutions Group	874	2,729	8,975	8,184
Human Capital Group	3,622	2,085	10,589	3,973
International	263	1,713	2,074	466
Other	(488)	(319)	3,025	315
Total segment net operating income	29,100	32,749	88,569	78,242
Discretionary compensation	(11,400)	(9,700)	(31,813)	(29,170)
Other income (expense), net	3,625	301	7,917	13,765
Income before income taxes	$21,325	$23,350	$64,673	$62,837

	March 31,
	2005	2004
	(Unaudited)
Associates (fiscal year end full-time equivalents)
Benefits Group	1,600	1,635
Technology Solutions Group	300	330
Human Capital Group	165	150
International	900	965
Other	510	575
Total segment associates	3,475	3,655
Corporate	225	225
Total	3,700	3,880

WATSON WYATT & COMPANY HOLDINGS

Consolidated Balance Sheets

(Thousands of U.S. Dollars, Except Per Share Data)

	March 31, 2005	June 30, 2004
	(Unaudited)
Assets
Cash and cash equivalents	$126,465	$136,940
Marketable securities	—	20,000
Receivables from clients:
Billed, net of allowances of $3,131 and $1,241	100,760	86,726
Unbilled, net of allowances of $1,291 and $456	65,231	63,108
	165,991	149,834

Deferred income taxes	15,391	15,052
Other current assets	39,229	11,388
Total current assets	347,076	333,214

Investment in affiliates	32,367	30,235
Fixed assets, net	80,008	65,438
Deferred income taxes	47,590	55,240
Goodwill and intangible assets	22,042	20,909
Other assets	6,041	7,132

Total Assets	$535,124	$512,168

Liabilities

Accounts payable and accrued liabilities	$97,062	$113,233
Income taxes payable	9,547	12,526
Total current liabilities	106,609	125,759

Accrued retirement benefits	97,723	97,984
Deferred rent and accrued lease losses	10,593	10,199
Deferred income taxes	346	628
Other noncurrent liabilities	31,209	32,414

Total Liabilities	246,480	266,984

Commitments and contingencies

Stockholders’ Equity
Preferred Stock - No par value:
1,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock - $.01 par value:
99,000,000 shares authorized; 33,372,880 and 33,372,880 issued and 32,693,650 and 32,317,156 outstanding	334	334
Additional paid-in capital	148,304	149,508
Treasury stock, at cost - 679,230 and 1,055,724 shares	(16,885)	(26,149)
Retained earnings	158,262	125,669
Accumulated other comprehensive loss	(1,371)	(4,178)
Total Stockholders’ Equity	288,644	245,184

Total Liabilities and Stockholders’ Equity	$535,124	$512,168

WATSON WYATT & COMPANY HOLDINGS

Consolidated Statements of Cash Flows

(Thousands of U.S. Dollars)

	Nine months ended March 31
	2005	2004
Cash flows from (used in) operating activities:
Net income	$39,902	$37,914
Adjustments to reconcile net income to net cash from (used in) operating activities:
Other non-operating gain related to PCIC	—	(5,600)
Income from discontinued operations, net of income tax expense	(739)	(592)
Provision for doubtful receivables from clients	5,967	5,610
Depreciation	14,426	13,895
Amortization of intangible assets	228	243
Provision for deferred income taxes	7,029	(2,108)
Income from affiliates	(5,819)	(5,099)
Distributions from affiliates	4,624	4,404
Other, net	755	10
Changes in operating assets and liabilities (net of discontinued operations)
Receivables from clients	(22,124)	(13,789)
Other current assets	(9,996)	(2,315)
Other assets	1,091	1,226
Accounts payable and accrued liabilities	(11,351)	(10,080)
Income taxes payable	(20,824)	(4,477)
Accrued retirement benefits	(261)	5,089
Deferred rent and accrued lease losses	394	2,046
Other noncurrent liabilities	(481)	(1,694)
Net cash from (used in) operating activities	2,821	24,683

Cash flows used in investing activities:
Purchases of marketable securities	(469,400)	(257,600)
Sales and maturities of marketable securities	489,400	286,300
Purchases of fixed assets	(20,129)	(12,334)
Capitalized software costs	(8,840)	—
Contingent payments from divestitures	28	598
Acquisitions and contingent consideration payments	(517)	(114)
Net cash used in investing activities	(9,458)	16,850

Cash flows used in financing activities:
Issuances of common stock - exercise of options	1,711	1,632
Issuances of common stock - employee stock purchase plan	5,549	5,024
Dividends paid	(7,309)	—
Repurchases of common stock	(4,188)	(12,161)
Net cash used in financing activities	(4,237)	(5,505)

Effect of exchange rates on cash	399	2,007

Decrease in cash and cash equivalents	(10,475)	38,035

Cash and cash equivalents at beginning of period	136,940	115,674

Cash and cash equivalents at end of period	$126,465	$153,709